UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2006

COASTAL BANCSHARES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51155 (Commission File Number)	20-1191778 (IRS Employer Identification No.)

9821 Katy Freeway, Suite 500 Houston, Texas (Address of principal executive offices)		77024 (Zip Code)
Registrant’s telephone number, including area code:		(713) 827-2104

_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

                (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has been recently advised by its independent registered accounting firm, Hein & Associates LLP (“Hein”), that the Company may need to reclassify certain amounts in its financial statements from its stockholders’ equity to common stock subject to possible conversion. Hein based its conclusions upon a review of recently filed registration statements and periodic filings for other targeted acquisition companies similar to the Company and their review of applicable accounting literature, and recommended that the Company make such reclassifications to reflect current practice in this area.

After discussions with management and members of the Board of Directors of the Company, the Company has determined to restate its Condensed Financial Statements on Form 10-QSB for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005. The Company will file amended reports on From 10-QSB/A with respect to the restatement, concurrent with the filing of this Current Report or Form 8-K.

Company management has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Hein & Associates, LLP.

Attached hereto as Exhibit 99.1, is a letter from the registrant's independent registered public accounting firm, Hein & Associates, LLP, in accordance with the requirements of Item 4.02(c) of Form 8-K. This Form 8-K/A is identical in all respects to the Form 8-K of the registrant dated February 2, 2006 with the exception of the addition of this paragraph and the attachment of the independent registered public accounting firm's letter described in this paragraph.

Item 9.01	Financial Statements and Exhibits

Financial statements of businesses acquired.

(a)	Not applicable.

(b)	Pro forma financial information.

                Not applicable.

(c)	Exhibits.

The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit

99.1	Letter from Hein & Associates, LLP, dated February 2, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANCSHARES ACQUISITION CORP.

Date: February 2, 2006	By: /s/ Cary M. Grossman

Name: Cary M. Grossman

Title: Co-Chief Executive Officer